April 29, 2009

EAGLE ROCK ENERGY PARTNERS, L.P. ANNOUNCES VOLUNTARY REDUCTION IN DISTRIBUTION RATE TO ENHANCE LIQUIDITY POSITION

Management Will Host Conference Call on April 30 at 8:00am CST

HOUSTON – Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (“Eagle Rock” or the “Partnership”) today announced the following:

•	In order to enhance its liquidity position, the Partnership has instituted a voluntary, temporary reduction in its quarterly distribution rate from $0.41 to $0.025 per common unit;
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The Partnership’s borrowing base under its senior secured credit facility has been redetermined at $135 million, a 35% decrease from the previous borrowing base of $206 million, with no additional fees or increases in interest rate spread incurred; and

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With its improved liquidity position and its existing hedge portfolio (as previously disclosed), the Partnership anticipates remaining in compliance with the terms and conditions of its credit facility throughout 2009.

Eagle Rock will pay a distribution of $0.025 per unit to its common unitholders with respect to the first quarter of 2009. The distribution will be paid on May 15, 2009 to common unitholders of record as of May 11, 2009. The subordinated units will not receive a distribution.

The Board of Directors made the decision to substantially reduce the distribution due to the continued significant decline in commodity prices and drilling activity and the concern that these conditions may persist for the next twelve to twenty-four months. These conditions have and will affect the Partnership’s current and projected throughput volumes, midstream segment margins and cash flows. Also impacting the decision was the recent reduction in the borrowing base which impacted the Partnership’s overall liquidity. Management expects the Partnership to continue with a reduced distribution rate until commodity prices rise to a level that supports resumed drilling activity in its core areas and, in the opinion of the Board of Directors, the Partnership’s liquidity is sufficiently improved.

Joseph A. Mills, chairman and chief executive officer, said, “The continued decline in natural gas prices through the end of the first quarter has resulted in a dramatic response from E&P companies. The onshore natural gas rig count has fallen by approximately 45% since the start of the year. This reduced drilling activity and unfavorable commodity price environment has had an impact on our overall revenue stream. As the timing of a potential rebound in commodity prices remains uncertain, we have refocused our priorities towards ensuring the sustained viability of the Partnership. By lowering our distributions, we intend to significantly reduce our outstanding debt, which will benefit our common unitholders in the form of greater equity value and more financial and operating flexibility. At the same time, we will continue our efforts to control costs and capital expenditures in these challenging times.”

Management expects to report Adjusted EBITDA of approximately $40 million for the first quarter of 2009 (subject to the completion of the Partnership’s quarter-end review). Based on normal operating conditions, current expectations of customer drilling activity and assuming no curtailments or shut-in production by the Partnership’s producer customer base, management believes the Partnership will generate between $40 million and $45 million of quarterly Adjusted EBITDA for the remainder of 2009. This would enable the Partnership to redirect $75 million to $100 million of cash flow to enhance liquidity and to remain within the financial covenants in its credit facility.

Because Eagle Rock’s outstanding subordinated units have not yet converted into common units, each common unit will carry a cumulative arrearage equal to the sum of the amount by which each actual quarterly distribution (starting with the distribution for the first quarter of 2009) is below the Minimum Quarterly Distribution of $0.3625, per the provisions of Eagle Rock’s Partnership Agreement. In general, all arrearages must first be paid to common unitholders, and the distribution rate to the common unitholders must equal the Minimum Quarterly Distribution, before the Partnership can make any distributions to the subordinated units.

A conference call to discuss this release and to respond to questions will be available to all interested parties beginning at 8 a.m. CT (9 a.m. ET) on Thursday, April 30, 2009. Interested parties may listen live over the Internet or via telephone. To listen live over the Internet, log on to the Partnership's Web site at www.eaglerockenergy.com. Those wishing to participate in the conference call should call 888-679-8033, confirmation code 53467120. Investors are advised to dial into the call at least 15 minutes prior to the call to register. Participants may pre-register for this call by using the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry to the call and will facilitate the timely start of the call. Pre-registration only takes a few moments and you may pre-register at any time, including up to and after the call start. To pre-register, please click https://www.theconferencingservice.com/prereg/key.process?key=PYCPFJWTW. (Due to its length, this URL may need to be copied/pasted into your internet browser’s address field. Remove the extra space if one exists.) A replay of the call will be available through Sunday, May 10, by dialing 888-286-8010 and entering replay PIN 50047948.

The Partnership also announced today it will report first quarter 2009 financial and operating results after the market closes for trading on Thursday, May 7, 2009. A first quarter 2009 earnings conference call will be held at 9 a.m. CT (10 a.m. ET) on Friday, May 8, 2009. To listen live over the Internet, log on to the Partnership's Web site at www.eaglerockenergy.com. To participate by telephone, the call in number is 888-679-8035, confirmation code 52772490. Investors are advised to dial into the call at least 15 minutes prior to the call to register.  Participants may pre-register for  the earnings call by using the following link to pre-register and view important information about this conference call. To pre-register, please click https://www.theconferencingservice.com/prereg/key.process?key=PTBVN7ECC. (Due to its length, this URL may need to be copied/pasted into your internet browser’s address field. Remove the extra space if one exists.) An audio replay of this conference call will be available for thirty days by dialing 888-286-8010, confirmation code 43296471. In addition, a replay of the audio webcast will be available by accessing the Partnership's Web site after the call is concluded.

The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing, transporting and selling natural gas, and (ii) fractionating and transporting natural gas liquids; b) upstream, which includes acquiring, exploiting, developing, and producing oil and natural gas properties; and c) minerals, which includes acquiring and managing fee mineral and royalty interests, either through direct ownership or through investment in other partnerships in properties located in multiple producing trends across the United States. Its corporate office is located in Houston, Texas.

“Board of Directors” in this press release refers to the Board of Directors of the general partner of the general partner of the Partnership.

Qualified Notice to Nominees

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d).  Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

Use of Non-GAAP Financial Measures

This news release includes the non-generally accepted accounting principles, or non-GAAP, financial measure of Adjusted EBITDA. This release does not provide a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Partnership could not provide such reconciliation without undue hardship because the Adjusted EBITDA numbers are estimations, approximations and/or ranges.  It is difficult for the Partnership to present the detailed reconciliation with unknown variables for the reconciling items. For an example of the reconciliation, please consult the Partnership’s Form 10-K, filed with the Security and Exchange Commission for the year ended December 31, 2008. Non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income (loss), operating income (loss), cash flows from operating activities or any other GAAP measure of liquidity or financial performance.

Eagle Rock defines Adjusted EBITDA as net income (loss) plus or (minus) income tax provision (benefit); interest-net, including realized interest rate risk management instruments and other expense; depreciation, depletion and amortization expense, impairment expense; other operating expense, non-recurring; other non-cash operating and general and administrative expenses, including non-cash compensation related to our equity-based compensation program; unrealized (gains) losses on commodity and interest rate risk management related instruments; and other (income) expense.

Eagle Rock uses Adjusted EBITDA as a measure of its core profitability to assess the financial performance of its assets. Adjusted EBITDA also is used as a supplemental financial measure by external users of Eagle Rock’s financial statements such as investors, commercial banks and research analysts. For example, the Partnership’s lenders under its revolving credit facility use a variant of its Adjusted EBITDA in a compliance covenant designed to measure the viability of Eagle Rock and its ability to perform under the terms of the revolving credit facility; Eagle Rock, therefore, uses Adjusted EBITDA to measure its compliance with its revolving credit facility. Eagle Rock believes that investors benefit from having access to the same financial measures that its management uses in evaluating performance. Adjusted EBITDA is useful in determining Eagle Rock’s ability to sustain or increase distributions. By excluding unrealized derivative gains (losses), a non-cash, mark-to-market benefit (charge) which represents the change in fair market value of the Partnership executed derivative instruments and is independent of its assets’ performance or cash flow generating ability, Eagle Rock believes Adjusted EBITDA reflects more accurately the Partnership’s ability to generate cash sufficient to pay interest costs, support its level of indebtedness, make cash distributions to its unitholders and general partner and finance its maintenance capital expenditures. Eagle Rock further believes that Adjusted EBITDA also describes more accurately the underlying performance of its operating assets by isolating the performance of its operating assets from the impact of an unrealized, non-cash measure designed to describe the fluctuating inherent value of a financial asset. Similarly, by excluding the impact of non-recurring discontinued operations, Adjusted EBITDA provides users of the Partnership’s financial statements a more accurate picture of its current assets’ cash generation ability, independently from that of assets which are no longer a part of its operations.

Eagle Rock’s Adjusted EBITDA definition may not be comparable to Adjusted EBITDA or similarly titled measures of other entities, as other entities may not calculate Adjusted EBITDA in the same manner as Eagle Rock. For example, the Partnership includes in Adjusted EBITDA the actual settlement revenue created from its commodity hedges by virtue of transactions undertaken by it to reset commodity hedges to higher prices or purchase puts or other similar floors despite the fact that the Partnership excludes from Adjusted EBITDA any charge for amortization of the cost of such commodity hedge reset transactions or puts.

Forward-Looking Statements

This news release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 2008, the Partnership’s Form 8-K to be filed with respect to this release, and the Partnership’s Forms 10-Q to be filed with the Securities and Exchange Commission.

CONTACT:
Eagle Rock Energy Partners, L.P. Jeff Wood Senior Vice President and Chief Financial Officer (281) 408-1203